As filed with the Securities and Exchange Commission on August 14, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-2586591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

215 Moffett Park Drive

Sunnyvale, CA 94089

(Address, with zip code, of Principal Executive Offices)

Applied Micro Circuits Corporation

2012 Employee Stock Purchase Plan

(Full title of the plan)

Douglas Ahrens

Vice President and Chief Financial Officer

APPLIED MICRO CIRCUITS CORPORATION

215 Moffett Park Drive

Sunnyvale, CA 94089

(408) 542-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. William Caraccio	Jorge A. del Calvo
Vice President and General Counsel	PILLSBURY WINTHROP SHAW PITTMAN LLP
APPLIED MICRO CIRCUITS CORPORATION	2550 Hanover Street
215 Moffett Park Drive	Palo Alto, CA 94304
Sunnyvale, CA 94089	(650) 233-4500
(408) 542-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in
Rule 12(b)(2) of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 shares	$8.265	$16,530,000	$2,129.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there are also being registered such additional shares of the common stock, par value $.01 per share (the “Common Stock”), that become available under the Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s Common Stock, as reported on the Nasdaq Stock Market on August 12, 2014.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,000,000 shares of the Common Stock of Applied Micro Circuits Corporation (the “Company” or “Registrant”), which may be issued pursuant to the Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-183603, filed August 28, 2012), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Company’s Registration Statement on Form S-1 (No. 333-37609) filed October 10, 1997, and as amended by Exhibit 3.3 filed with the Company’s Registration Statement on Form S-4 (No. 333-45660) filed September 12, 2000 and Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed December 11, 2007)

4.2*	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on November 3, 2010)

4.3	2012 Employee Stock Purchase Plan, as amended

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 14th day of August, 2014.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ Douglas Ahrens
Douglas Ahrens
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints PARAMESH GOPI, PH.D. and DOUGLAS AHRENS such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paramesh Gopi, Ph. D. Paramesh Gopi, Ph. D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2014

/s/ Douglas Ahrens Douglas Ahrens	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2014

/s/ Cesar Cesaratto Cesar Cesaratto	Chairman of the Board	August 13, 2014

/s/ Paul R. Gray, Ph.D. Paul R. Gray, Ph.D.	Director	August 13, 2014

/s/ Fred Shlapak Fred Shlapak	Director	August 13, 2014

/s/ Robert F. Sproull Robert F. Sproull	Director	August 13, 2014

/s/ Duston Williams Duston Williams	Director	August 13, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Company’s Registration Statement on Form S-1 (No. 333-37609) filed October 10, 1997, and as amended by Exhibit 3.3 filed with the Company’s Registration Statement on Form S-4 (No. 333-45660) filed September 12, 2000 and Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed December 11, 2007)

4.2*	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on November 3, 2010)

4.3	2012 Employee Stock Purchase Plan, as amended

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)

*	Incorporated herein by reference.